UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 14, 2021

Date of Report (Date of Earliest Event Reported)

IntelGenx Technologies Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31187	870638336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6420 Abrams, Ville St- Laurent, Quebec, Canada	H4S 1Y2
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (514) 331-7440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	IGXT IGX	OTCQB TSX Venture Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                      ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Securities Purchase Agreement

On May 14, 2021 (the "Initial Closing Date"), IntelGenx Technologies Corp. (the "Corporation") issued (i) 37,300,000 shares of common stock of the Corporation (the "Shares"), (ii) 22,380,000 warrants (the "Warrants") and (iii) a unit purchase warrant (the "Additional Unit Warrant") to purchase up to 130,000,000 additional units ("Additional Units"), to ATAI Life Sciences AG ("atai") for aggregate gross proceeds of US$12,346,300 (the "Investment"), pursuant to an amended and restated securities purchase agreement (the "Securities Purchase Agreement") entered into by the Corporation and atai on the Initial Closing Date.  The Securities Purchase Agreement amended and restated in its entirety the securities purchase agreement previously entered into between the parties on March 15, 2021 and includes certain mechanical amendments involving the settlement of securities.

Each Warrant will entitle atai to purchase one Share at a price of US$0.35 for a period of three years from the Initial Closing Date.  The Additional Unit Warrant will entitle atai to purchase the Additional Units for a period of three years from the Initial Closing Date.  Each Additional Unit will be comprised of (i) one share of common stock (an "Additional Share") and (ii) one half of one warrant (each whole warrant, an "Additional Warrant").  The price for the Additional Units will be (i) until the date which is 12 months following May 11, 2021, the date on which the Investment was approved by the shareholders of the Corporation (the "Shareholder Approval Date"), US$0.331 (subject to certain exceptions), and (ii) following the date which is 12 months following the Shareholder Approval Date, the lower of (A) a 20% premium to the market price on the date of purchase, and (B) US$0.50 if purchased in the second year following the Shareholder Approval Date and US$0.75 if purchased in third year following the Shareholder Approval Date.  Each Additional Warrant will entitle atai, for a period of three years from the date of issuance, to purchase one Share at the lesser of either (i) a 20% premium to the price of the corresponding Additional Share, or (ii) the price per share under which shares of the Corporation are issued under convertible instruments that were outstanding on February 16, 2021, the date on which the parties entered into a non-binding letter of intent to enter into a definitive Securities Purchase Agreement ("Outstanding Convertibles"), provided that atai may not exercise Additional Warrants to purchase more than the lesser of (x) 44,000,000 common shares of the Corporation, and (y) the number of common shares issued by the Corporation under Outstanding Convertibles.

Under the Securities Purchase Agreement, the Corporation also granted atai a pro-rata equity participation right for any issuances of new securities, subject to certain exceptions.

Amendment to Term Loan

On March 9, 2021 atai funded a secured loan in the amount of US$2,000,000 pursuant to a loan agreement entered into between IntelGenx Corp. (the "IntelGenx"), a wholly owned subsidiary of the Corporation, and atai.  On May 14, 2021, IntelGenx and atai entered into a first amendment to loan agreement (the "Amendment") providing that the loan is repayable on the business day after the closing of the first subscription for Additional Units under the Securities Purchase Agreement if the additional subscription proceeds at such closing amount to at least US$3,000,000 in the aggregate and such proceeds are paid in cash.

The foregoing is a summary of certain material terms and conditions of the Securities Purchase Agreement and Amendment and are not a complete discussion of such agreements.  Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Securities Purchase Agreement and Amendment attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2 respectively and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K under the heading "Amendment to Term Loan" is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K under the heading "Securities Purchase Agreement" is hereby incorporated by reference into this Item 3.02 in its entirety.  The Shares, Warrants, Additional Shares and Additional Warrants were offered and sold to atai without registration under the Securities Act of 1933, or any state securities laws.  The Company relied on the exclusion from the registration requirements of the Securities Act of 1933 afforded by Regulation S thereof.  This Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy the Shares, Warrants, Additional Shares and Additional Warrants.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description

10.1	Amended and Restated Securities Purchase Agreement dated May 14, 2021

10.2	First Amendment to Loan Agreement dated May 14, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELGENX TECHNOLOGIES CORP.

Date: May 17, 2021

By: /s/ Horst G. Zerbe Horst G. Zerbe Chief Executive Officer